Exhibit 99.2

TRANSDIGM ANNOUNCES COMPLETION

OF REFINANCING

AND RESULTS OF TENDER OFFER AND CONSENT SOLICITATION

CLEVELAND, OH (June 23, 2006) — TransDigm Inc., a wholly-owned subsidiary of TransDigm Group Incorporated (NYSE: TDG), announced today the issuance and sale of $275 million in aggregate principal amount of 7 ¾% Senior Subordinated Notes due 2014, and the borrowing of an aggregate of $650 million under a new senior secured credit facility. The new senior secured credit facility is comprised of a $650 million term loan facility, which has been fully drawn, and a $150 million revolving loan facility, which was not drawn at closing. The proceeds from these transactions, together with a portion of TransDigm’s available cash balances, were used to:

•                          repay all of the indebtedness outstanding, including accrued and unpaid interest, under TransDigm Inc.’s former senior secured credit facility, totaling approximately $288.7 million;

•                          repay all of the indebtedness outstanding, including accrued and unpaid interest, under TransDigm Group’s unsecured loan facility, totaling approximately $202.6 million;

•                          purchase all of TransDigm Inc.’s 8 3/8% Senior Subordinated Notes due 2011 that were validly tendered in the tender offer referred to below; and

•                          pay all fees, costs and expenses associated with these transactions.

TransDigm Inc. also announced today the results of its previously announced tender offer and consent solicitation for its 8 3/8% Senior Subordinated Notes due 2011. The tender offer and consent solicitation commenced on May 25, 2006, and expired at Midnight, New York City time, on Thursday, June 22, 2006. An aggregate of $399,670,000 in principal amount of notes were tendered in connection with the tender offer, representing approximately 99.9% of the notes. TransDigm Inc. has accepted all tendered notes for payment.

The total consideration paid in respect of notes that were accepted for payment was $1,064.08 per $1,000 principal amount of the notes, which includes a consent payment of $30 per $1,000 principal amount of the notes. TransDigm Inc. elected to pay the consent payment in respect of all tendered notes, including those notes that were not tendered on or before 5 p.m., New York City time, on June 8, 2006. In addition, TransDigm Inc. paid all accrued and unpaid interest up to but not including the payment date for the notes. The aggregate consideration paid by TransDigm Inc. in respect of all notes tendered and for the related consents, including accrued and unpaid interest on such notes, was approximately $440 million, and this payment was financed with a portion of the proceeds from the refinancing transaction.

TransDigm’s new 7 ¾% Senior Subordinated Notes due 2014 have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of TransDigm Group Incorporated, the parent of TransDigm Inc., to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For a description of some of the risks affecting TransDigm Group Incorporated and its subsidiaries, please refer to the filings made by TransDigm Group Incorporated and TransDigm Inc. with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, neither TransDigm Group Incorporated nor TransDigm Inc. undertakes any duty to update these forward-looking statements due to new information or as a result of future events.

About TransDigm Group

TransDigm Group Incorporated, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electro-mechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

CONTACT:

Investor Relations
216.706.2945
ir@transdigm.com